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                                  EXHIBIT 4.2
                      THIRD AMENDMENT TO CREDIT AGREEMENT



         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 6, 1999 (this "Amendment"), is by and between CHILDTIME CHILDCARE, INC., an Illinois corporation (the "Company"), and BANK ONE, MICHIGAN, a Michigan banking corporation f/k/a NBD Bank (the "Bank").

                                  INTRODUCTION

         A. The Company and the Bank have entered into the Credit Agreement, dated as of February 1, 1996, as amended by letter agreements dated April 1, 1999 and May 19, 1999 (as amended, the "Credit Agreement"), pursuant to which the Bank provides to the Company a revolving credit facility in an aggregate principal amount not to exceed $5,000,000 (subject to reduction from time to time as therein provided).

         B. The Company has requested the Bank to increase the aggregate principal amount of such credit facility to $7,500,000 and otherwise to modify the terms of the Credit Agreement in certain respects, and the Bank is willing to so amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT

         Effective upon the date (the "Amendment Date") that the conditions precedent set forth in Article 3 of this Amendment are satisfied, the Credit Agreement hereby is amended as follows:

               1.1 The first paragraph after the heading "INTRODUCTION" on the first page of the Credit Agreement is hereby restated in its entirety as follows:

                   The Company desires to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $7,500,000, in order to provide funds and other financial accommodations for working capital and the Company's other general corporate purposes, and the Bank is willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

               1.2 Article I A of the Credit Agreement is hereby amended as follows:

                  (a) The defined term "Activated Credit" and its definition are hereby deleted in their entirety.

                  (b) The definition of "Commitment" is hereby amended by deleting the dollar amount "$10,000,000" and inserting in its place the dollar amount "$7,500,000".

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                                  EXHIBIT 4.2
                       THIRD AMENDMENT TO CREDIT AGREEMENT

               1.3 The first sentence of Section 2.1(b) is hereby amended and restated in its entirety as follows:

                   Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Advances made by the Bank at any time outstanding shall not exceed the amount of Commitment.

               1.4 Section 2.1(d) is hereby deleted in its entirety.

               1.5 Exhibit B attached to the Credit Agreement is deleted in its entirety and Exhibit B attached to this Amendment shall be deemed substituted in place thereof. The Company shall execute and deliver to the Bank a Note in the form of Exhibit B attached to this Amendment (the "Replacement Note") to be exchanged for the existing Note issued by the Company to the Bank under the Credit Agreement (the "Existing Note"). On the Amendment Date, the principal balance of the Existing Note, as well as all other information which has been endorsed on the books and records of the Bank with respect to the Existing Note, shall be endorsed on the books and records of the Bank with respect to the Replacement Note. The execution and delivery by the Company of the Replacement Note shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged the Company's indebtedness evidenced by the Existing Note, all of which indebtedness shall continue under and be evidenced and governed by the Replacement Note and the Credit Agreement, as amended, and the Bank shall be entitled to all the benefits of the Loan Documents with respect to the indebtedness evidenced by the Replacement Note.


                    ARTICLE 2. REPRESENTATIONS AND WARRANTIES

               In order to induce the Bank to enter into this Amendment, the Company represents and warrants that:

               2.1 The execution, delivery and performance by the Company of this Amendment and the Replacement Note are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

               2.2 This Amendment is, and the Replacement Note when delivered hereunder will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               2.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in

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                                  EXHIBIT 4.2
                       THIRD AMENDMENT TO CREDIT AGREEMENT

connection with the execution, delivery and performance of this Amendment, the Replacement Note or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Replacement Note.

               2.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article V of the Credit Agreement and in the Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

               2.5 No Default or Unmatured Default has occurred and is continuing, after giving effect to Article 1 of this Amendment.


                         ARTICLE 3. CONDITIONS PRECEDENT

               As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Bank shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Bank:

                3.1 The Replacement Note duly executed on behalf of the Company.

                3.2 Certified copies of the resolutions of the board of directors of the Company authorizing the Company's execution, delivery and performance of this Amendment, the Replacement Note and the transactions contemplated hereby.

                3.3 Such other documents and agreements reasonably requested by the Bank.


                            ARTICLE 4. MISCELLANEOUS

                4.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.

                4.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby. All references to the Existing Note in the Credit Agreement or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Replacement Note.

                4.3 The Loan Documents and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

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               4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

               4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

               4.6 The Company agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto.

               4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                  EXHIBIT 4.2
                       THIRD AMENDMENT TO CREDIT AGREEMENT

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.



                                        CHILDTIME CHILDCARE, INC.

                                        By: /s/ Michael M. Yeager
                                           -------------------------------------

                                                Its:     CFO
                                                    ----------------------------


                                         BANK ONE, MICHIGAN

                                         By: /s/ Thomas A. Gamm
                                            ------------------------------------

                                            Its:  Vice-President
                                                ----------------------------

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                                  EXHIBIT 4.2
                       THIRD AMENDMENT TO CREDIT AGREEMENT

         The undersigned hereby acknowledges that it has reviewed and fully consents to the foregoing Third Amendment to Credit Agreement (the "Third Amendment"), that the Irrevocable Guaranty Agreement dated as of February 1, 1996 made by the undersigned in favor of the Bank continues in full force and effect to secure, among other things, all indebtedness, obligations and liabilities of Childtime Childcare, Inc. under the Credit Agreement, as amended by the Third Amendment, and acknowledges and agrees that it has no defenses, counterclaims or offsets with respect thereof. All references to the Credit Agreement in any Loan Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended by the Third Amendment. All references to the Existing Note (as defined in the Third Amendment) in any Loan Document or any other document, instrument or certificate referred to therein or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Replacement Note (as defined in the Third Amendment). Except as otherwise expressly set forth herein, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the First Amendment or the Credit Agreement, as the case may be.


                                    CHILDTIME LEARNING CENTERS, INC.

                                    By: /s/ Michael M. Yeager
                                       -----------------------------------------
                                         Its:     CFO
                                             -----------------------------------



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